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                                                                     EXHIBIT 1.2

                               U.S. $220,000,000
                               MULTIPLE CURRENCY
                          MEDIUM-TERM NOTES, SERIES H
                            DUE NINE MONTHS OR MORE
                               FROM DATE OF ISSUE

                                  ASHLAND INC.
                             DISTRIBUTION AGREEMENT

                                                                January __, 1999
                                                              New York, New York

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, N.Y. 10010-3629

Salomon Smith Barney Inc.
Seven World Trade Center
New York, N.Y. 10048

Chase Securities Inc.
270 Park Avenue
New York, N.Y. 10017

Ladies and Gentlemen:

     Ashland Inc., a Kentucky corporation (the "Company"), confirms its agreement with you with respect to the issue and sale by the Company of up to $220,000,000 aggregate principal amount of its Medium-Term Notes, Series H, Due Nine Months or More from Date of Issue (the "Notes"). The Notes will have the interest rates, maturities, redemption provisions and other terms as set forth in a pricing supplement ("Pricing Supplement") to the Prospectus referred to below. The Notes will be issued under an Indenture dated as of August 15, 1989, as amended and restated as of August 15, 1990 (the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee"). The Notes will be issued, and the terms thereof established, in accordance with the Indenture and, in the case of Notes sold pursuant to Section 1(a), the Medium-Term Notes Administrative Procedures attached hereto as Annex A (the "Procedures"). For the purposes of this Agreement, the term "Agents" shall refer to any or all of you (and any other person appointed by the Company in accordance with Section 1(a)) acting solely in the capacity as agent for the Company pursuant to Section 1(a) and not as principal, the term "Purchasers" shall refer to any or all of you acting solely as principal pursuant to Section 1(g) and not as agent, the term "you" shall
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refer to you acting in both such capacities or in either such capacity and the term "Closing Date" shall mean the date of delivery of any Notes sold hereunder, whether to purchasers solicited by you as agents or to you as principal. The term "Terms Agreement" is defined in Section 1(g). Other terms are defined in
Section 3.

     1. Appointment of Agent; Solicitation by the Agent of Offers to Purchase; Sales of Notes to a Purchaser. (a) Subject to the terms and conditions set forth herein, the Company hereby appoints the Agents to act as its agents for the purpose of soliciting offers to purchase all or part of the Notes from the Company upon the terms set forth in the Prospectus, as amended or supplemented from time to time, and in the Procedures. The Company shall have the right to appoint additional persons to act as its agents for such purposes upon three days prior notice to the Agents then acting hereunder so long as any such additional persons become parties to this Agreement upon the same terms and conditions as shall then be applicable to such Agents. So long as this Agreement shall remain in effect with respect to any Agents, the Company shall not, without the consent of such Agents, solicit offers to purchase Notes otherwise than through one of such Agents, except as contemplated by Section 1(g) hereof and except that nothing contained herein shall be construed to prevent the Company from selling Notes at any time (x) in a firm commitment underwriting pursuant to an underwriting agreement which does not provide for a continuous offering of such Notes or (y) directly to investors other than the Purchasers, and no commission shall be payable to the Agents with respect to any such sales. The Company also reserves the right to sell Notes through agents other than pursuant to this Agreement where offers to purchase are received through such agents on an unsolicited basis. Settlement of such sales will be on substantially the same terms and conditions as are contained herein, including commissions.

     (b) On the basis of the representations and warranties set forth herein, but subject to the terms and conditions set forth herein, each Agent agrees to use its reasonable efforts, as agent of the Company, to solicit offers to purchase Notes from the Company upon the terms set forth in the Prospectus, as amended or supplemented from time to time, and in the Procedures. Subject to the provisions of Section 1(c) and to the Procedures, offers for the purchase of Notes may be solicited at such times and in such amounts as each Agent may from time to time deem advisable.

     (c) The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase Notes from the Company at any time for any period of time or permanently. Upon receipt of at least one business day's prior notice from the Company, the Agents forthwith will suspend their solicitation of

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offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

     (d) Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes from the Company that is received by such Agent as agent of the Company and that is not rejected by such Agent as provided below. The Company will have the sole right to accept offers to purchase Notes from the Company and may reject any such offer, in whole or in part, for any reason. Each Agent may, without notice to the Company, in its discretion reasonably exercised, reject any offer to purchase Notes from the Company that is received by such Agent, in whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreements contained herein.

     (e) The Company agrees to pay each Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of each Note sold by the Company. Such commission shall be payable as specified in the Procedures. The commission rates may be amended from time to time by written agreement of the Company and the Agents. The Terms Agreement may specify any concessions allowed or reallowed or paid to dealers.

     (f) Each of you agrees, with respect to any Note denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Note in, or to residents of, the country issuing such currency (or, if such Note is denominated in a composite currency, in any country issuing a currency comprising a portion of such composite currency), except as permitted by applicable law.

     (g) Subject to the terms and conditions stated herein, whenever the Company and you determine that the Company shall sell Notes directly to any or all of you acting as principal (the "Purchaser"), each such sale of Notes shall be made in accordance with the terms of this Agreement and any supplemental agreement relating thereto between the Company and the Purchaser. Each such supplemental agreement (which shall be substantially in the form of Annex B) is herein referred to as a "Terms Agreement". The Purchaser's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto, specify the maturity and principal amount of such Notes, the price to be paid to the Company for such Notes, the rate at which interest will be

                                       3
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paid on the Notes, the Closing Date for such Notes, the place of delivery of the
Notes and payment therefor, the method of payment and any modification of the requirements for the delivery of the opinions of counsel, the certificates from the Company or its officers, and the letter from the Company's independent public accountants, pursuant to Section 7(c). Such Terms Agreement shall also specify the period of time referred to in Section 5(l). The Terms Agreement may specify the terms upon which any Agent may resell any Notes to other dealers.

     Delivery of the certificates if the Notes are certificated, or entry into the books of the Depository Trust Company if the Notes are book-entry Notes, for Notes sold to the Purchaser pursuant to any Terms Agreement shall be made as agreed to between the Company and the Purchaser as set forth in the respective Terms Agreement, not later than the Closing Date set forth in such Terms Agreement, against payment of funds to the Company in the amount due to the Company for such Notes by the method and in the form set forth in the respective Terms Agreement.

     2. Offering Procedures. The Procedures may be amended only by written agreement of the Company and the Agents after notice to the Trustee, and, to the extent any such amendment materially affects the Trustee, with the approval of the Trustee. The Company and the Agents agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures. The Company will furnish to the Trustee a copy of the Procedures as from time to time in effect.

     3. Registration Statement and Prospectus. The Company has filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations adopted by the Commission thereunder (the "Rules"), a registration statement on Form S-3 (No. 333-_______) (the "Registration Statement") relating to $600,000,000 aggregate principal amount of securities, including debt securities (the "Securities") of the Company registered under the Securities Act. The Company has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Securities Act, a supplement to the form of prospectus included in the Registration Statement relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of the Notes, the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Securities Act further supplements to the Prospectus Supplement specifying the interest rates, maturity dates, redemption provisions and other similar terms of the Notes sold pursuant hereto or the offering thereof. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The term "Effective Date" shall mean each date that the Registration

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Statement and any post-effective amendment thereto became effective. "Basic
Prospectus" shall mean the form of basic prospectus dated January __, 1999 relating to the Securities contained in the Registration Statement. The term "Prospectus" means the Basic Prospectus as supplemented by the Prospectus Supplement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus includes the documents incorporated by reference therein pursuant to Item 12 of Form S-3 (the "Incorporated Documents") which were or will be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and any reference herein to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus includes the Incorporated Documents filed under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be.

     The Company confirms that you are authorized to distribute the Prospectus and any amendments or supplements thereto.

     4. Representations and Warranties. The Company represents and warrants to you as follows:

        (a) The Company meets the requirements for the use of Form S-3 under the Securities Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) of the Rules and complies in all other material respects with Rule 415 of the Rules.

        (b) As of the date hereof, when any amendment to the Registration Statement becomes effective (including the filing with the Commission of any document incorporated by reference in the Registration Statement), when any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424 of the Rules, as of the date of any Terms Agreement and on any Closing Date, (i) the Registration Statement, as amended as of any such time, the Prospectus, as amended or supplemented as of any such time, and the Incorporated Documents will comply in all material respects with the applicable requirements of the Securities Act and the Rules, and the Exchange Act and the Trust Indenture Act and the respective published rules and regulations adopted by the Commission thereunder, (ii) the Registration Statement, as amended as of any such time, did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a

                                       5
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material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to (x) statements or omissions made in reliance on and in conformity with information relating to you furnished in writing to the Company by you expressly for use in the Registration Statement, the Prospectus or any amendment or supplement thereto or (y) that part of the Registration Statement consisting of the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act, except statements or omissions in such Statement made in reliance upon information furnished in writing to the Trustee by or on behalf of the Company for use therein.

     5. Agreements. (a) Prior to the termination of the offering of the Notes under this Agreement, the Company will not file any amendment or supplement to the Registration Statement or the Prospectus (except for a supplement relating to an offering of Securities other than the Notes and filings with the Commission pursuant to the Exchange Act) unless a copy thereof has been submitted to you a reasonable period of time before its filing and you have not reasonably objected thereto within a reasonable period of time after receiving such copy. Subject to the foregoing sentence, the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

     (b) The Company will advise you promptly (i) when each amendment or supplement to the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) of the Rules or, in the case of any document incorporated therein by reference, when such document shall have been filed with the Commission pursuant to the Exchange Act, (ii) when, prior to the termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective, (iii) of the initiation or threatening of any proceedings for, or receipt by the Company of any notice with respect to, the suspension of the qualification of the Notes for sale in any jurisdiction or the issuance of any order by the Commission suspending the effectiveness of the Registration Statement, and (iv) of the receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Registration Statement, the Prospectus or any amendment or supplement thereto or to the transactions contemplated by this Agreement. The Company will use reasonable efforts to prevent the issuance of an order suspending the effectiveness of the Registration Statement and, if any such order is issued, to obtain its lifting as soon as possible.

                                       6
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     (c) The Company will deliver to you, without charge, three signed copies of the Registration Statement and each post-effective amendment thereto (including all exhibits filed with any such document) and as many conformed copies of the Registration Statement and each such amendment (excluding exhibits) and the Indenture as you may reasonably request.

     (d) During such period as (i) a prospectus is required by law to be delivered by you and (ii) no suspension of solicitation of offers to purchase Notes pursuant to Section 1(c) shall be in effect (any such time referred to in clause (ii) and any time when any Agent shall own any Notes with the intention of reselling them or the Company has accepted an offer to purchase Notes but the related settlement has not occurred being referred to herein as a "Marketing Time"), the Company will deliver, without charge, to you, at such office or offices as you may designate, as many copies of the Prospectus or any amendment or supplement thereto as you may reasonably request, and, if any event occurs during such period as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend the Registration Statement or to amend or supplement the Prospectus to comply with the Securities Act or the Rules or the Exchange Act or the published rules and regulations adopted by the Commission thereunder, the Company promptly will (y) notify you to suspend solicitation of offers to purchase Notes from the Company and (z) prepare and file with the Commission, subject to Section 5(a), and deliver, without charge, to you, an amendment or supplement which will correct such statement or omission or effect such compliance, and supply any supplemented Prospectus to you in such quantities as you may reasonably request.

     (e) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after (i) the Effective Date of the Registration Statement, (ii) the Effective Date of each post-effective amendment to the Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules.

     (f) The Company will take such actions as you may reasonably designate in order to qualify the Notes for offer and sale under the securities or "blue sky" laws of such jurisdictions as you designate, will maintain such qualification in effect for so long as may be required for the distribution of the Notes and will

                                       7
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arrange for the determination of the legality of the Notes for purchase by institutional investors.

     (g) During the term of this Agreement, the Company will supply to you copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and of each annual or other report it is required to file with the Commission. The Company shall furnish to you such information, documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as you may from time to time and at any time prior to the termination of this Agreement reasonably request.

     (h) The Company will, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, (i) pay, or reimburse if paid by you, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including costs and expenses relating to (A) the preparation, printing and filing of the Registration Statement and exhibits thereto, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing or other reproduction of the Indenture and this Agreement, (B) the authorization and issuance of the Notes, the preparation and delivery of certificates for the Notes, and the fees charged in connection with the maintenance of a book-entry system for the Notes, (C) the registration or qualification of the Notes for offer and sale under the securities or "blue sky" laws of the jurisdictions referred to in paragraph (f) of this Section 5 and the determination of the legality of the Notes for investment, including the reasonable fees and disbursements of counsel for you in that connection, and the preparation and printing of preliminary and supplemental "blue sky" memoranda and legal investment memoranda, (D) the furnishing (including costs of shipping and mailing) to you of copies of the Prospectus, and all amendments or supplements to the Prospectus, and of all other documents, reports and other information required by this Section to be so furnished, (E) all transfer taxes, if any, with respect to the sale and delivery of the Notes by the Company, (F) the fees and expenses of the Trustee, and (G) the fees charged by rating agencies in connection with any rating of the Notes, (ii) reimburse you on a quarterly basis for all reasonable out-of-pocket expenses (including advertising expenses) incurred by you with the advance approval of the Company, and (iii) reimburse the reasonable fees and disbursements of counsel for you incurred in connection with this Agreement.
                               8
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     (i) During any Marketing Time, each time that either of the Registration
Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (x) relating to any offering of Securities other than the Notes, (y) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto or (z) resulting from the filing by the Company of a Current Report on Form 8-K (or any similar successor form), unless in the case of clause (z) above, in your reasonable judgment, such Current Report is of such a nature that a certificate should be furnished), including by the filing of any document incorporated therein by reference, the Company will deliver or cause to be delivered forthwith to you a certificate of the Company, signed by the Chairman of the Board, the President, or any Senior or Administrative Vice President or any Vice President and the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of filing of such supplement, in form reasonably satisfactory to you, to the effect that the statements contained in the certificate that was last furnished to you pursuant to either Section 6(c) or this paragraph (i) are true and correct at the time of the effectiveness of such amendment or the filing of such supplement as though made at and as of such time (except that (i) the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission shall be substituted for the corresponding date in such certificate and (ii) such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of the effectiveness of such amendment or the filing of such supplement) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(c) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended or supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

     (j) During any Marketing Time, each time that either of the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (x) relating to any offering of Securities other than the Notes, (y) providing solely for the specifications of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto, or (z) resulting from the filing by the Company of a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (or any similar successor forms), unless, in the case of clause (z) above, in your reasonable judgment, such Quarterly or Current Report is of such a nature that an opinion of counsel should be furnished), including by the filing of any document incorporated therein by reference, the Company will furnish or cause to be furnished forthwith to you a written opinion of counsel for the Company reasonably satisfactory to you, dated the date of the effectiveness of such amendment or date of filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the opinion referred to in Section 6(d) but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish you with a letter to the effect that you may rely on such counsel's last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such counsel's last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

     (k) During any Marketing Time, each time that either of the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information (other than by an amendment or supplement resulting from the filing by the Company of a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (or any similar successor forms), unless, in your reasonable judgment, such Quarterly Report or Current Report is of such a nature that a letter from the Company's independent public accountants should be furnished), the Company will cause its independent public accountants forthwith to furnish a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement, in form satisfactory to you, of the same tenor as the letter referred to in Section 6(f) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter, provided that if either of the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter and you shall have reasonably requested that such a letter be furnished, the Company's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement.

     (l) During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser, issue or announce the proposed issuance of any of its debt securities, including Notes, with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement.

     (m) Each acceptance by the Company of an offer for the purchase of Notes shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities, which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement.

     6. Conditions of the Agents' Obligations. The obligations of the Agents to solicit offers to purchase Notes from the Company are subject to the accuracy of the representations and warranties of the Company in this Agreement on the date of this Agreement, when any amendment to the Registration Statement becomes effective (including the filing with the Commission of any document incorporated by reference in the Registration Statement), when any amendment or supplement to the Prospectus is filed with the Commission pursuant to the applicable paragraph of Rule 424(b) of the Rules and on each Closing Date, to performance by the Company of its obligations under this Agreement and to each of the following additional conditions:

     (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no order suspending the effectiveness of the Registration Statement, as amended from time to time, may be in effect and no proceedings for such purpose may be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) must be complied with to the reasonable satisfaction of the Agents.

     (b) Since the date of the most recent financial statements included or incorporated by reference in the Prospectus, (i) there must not have been any material adverse change or decrease (of the type indicated in paragraphs (ii)(B) or (ii)(C) of Annex D to this Agreement) specified in the most recent letter of the type referred to in Section 5(k) or in paragraph (f) of this Section 6, (ii) there must not have been any material adverse change in the general affairs, prospects, management, business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus, as amended or supplemented at the time of acceptance by the Company of any offer to purchase the Notes, (iii) the Company and its subsidiaries taken as a whole must not have sustained any material loss or interference with their business or properties from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree not described in the Prospectus, as then amended or supplemented at the time of acceptance by the Company of any offer to purchase the Notes, and
(iv) there must not have been any downgrading in the rating of any of the Company's long-term debt securities by Standard & Poor's ("S&P") or Moody's Investors Service ("Moody's") or any public announcement that either S & P or Moody's has under surveillance or review its rating of the Company's long-term debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), if, in the judgment of the Agents, any such development referred to in clause (i), (ii), (iii) or (iv) makes it impracticable or inadvisable to proceed with the soliciting of offers to purchase Notes from the Company as contemplated by the Prospectus, as then amended or supplemented.

     (c) The Company shall have furnished to the Agents on the date of this Agreement a certificate of the Company, signed by the Chairman of the Board, the President, or any Senior or Administrative Vice President or any Vice President and the principal financial or accounting officer of the Company, dated such date, certifying that the signers have carefully examined the Registration Statement, the Prospectus, the Indenture and this Agreement, and, to the best of their knowledge, after reasonable investigation, (i) the representations and warranties of the Company in this Agreement are accurate on and as of the date of such certificate and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes, (ii) there has not been any material adverse change in the general affairs, prospects, management, business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus, as amended or supplemented as of the date of such certificate, and (iii) no actions to suspend the effectiveness of the Registration Statement, as amended as of the date of such certificate, or to prohibit the sale of the Notes have been taken or threatened by the Commission.

     (d) The Agents shall have received on the date of this Agreement from Thomas L. Feazell, Esq., Senior Vice President, General Counsel and Secretary of the Company, and Cravath, Swaine & Moore, special counsel to the Company, opinions or letters dated such date substantially in the forms set forth in Annex C-1, Annex C-2-A and Annex C-2-B to this Agreement.

     (e) The Agents shall have received on the date of this Agreement from Davis Polk & Wardwell, their counsel, an opinion dated such date with respect to the Company, the Notes, the Indenture, the Registration Statement, the Prospectus, this Agreement and the form and sufficiency of all proceedings taken in connection with the sale and delivery of the Notes. Such opinion and proceedings shall be satisfactory in all respects to the Agents. The Company must have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to render such opinion.

     (f) The Agents shall have received, at the date of this Agreement, a signed letter from Ernst & Young LLP substantially in the form of Annex D to this Agreement.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement will comply with this Agreement only if they are in form and scope reasonably satisfactory to the Agents and their counsel.

     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Agents and their counsel, this Agreement and all obligations of the Agents hereunder may be canceled at any time by the Agents. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing. The documents required to be delivered by this Section 6 shall be delivered at the offices of Davis Polk & Wardwell, counsel for the Agents, at 450 Lexington Avenue, New York, New York, on the date of this Agreement.

     7. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase any Notes from the Company are subject to the accuracy, on the Closing Date for such Notes, of the representations and warranties of the Company in this Agreement, to performance by the Company of its obligations under this Agreement and to each of the following additional conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) Since the date of the most recent financial statements included or incorporated by reference in the Prospectus, (i) there must not have been any material adverse change or decrease (of the type indicated in paragraphs (ii)(B) or (C) of Annex D to this Agreement) specified in the most recent letter of the type referred to in Section 5(k) or in paragraph (c) of this Section 7, (ii) there must not have been any material adverse change in the general affairs, prospects, management, business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus, as amended or supplemented at the date of execution of the Terms Agreement relating to such Notes, (iii) the Company and its subsidiaries taken as a whole must not have sustained any material loss or interference with their business or properties from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree not described in the Prospectus, as amended or supplemented at the date of execution of the Terms Agreement relating to such Notes, and (iv) there must not have been any downgrading in the rating of any of the Company's long-term debt securities by S&P or Moody's or any public announcement that either S & P or Moody's has under surveillance or review its rating of the Company's long-term debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), if, in the judgment of the Purchaser, any such development referred to in clause (i), (ii), (iii) or (iv) makes it impracticable or inadvisable to consummate the sale and delivery of the Notes to the Purchaser as contemplated by the Prospectus, as then amended or supplemented.

     (c) If specified by any related Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received (i) a certificate of the Company, dated as of such Closing Date, to the effect set forth in Section 6(c), (ii) the opinions or letters of Thomas L. Feazell, Esq., Senior Vice President, General Counsel and Secretary of the Company, and Cravath, Swaine & Moore, special counsel to the Company, each dated as of such Closing Date, to the effect set forth in Section 6(d), (iii) the opinion of Davis Polk & Wardwell, counsel for the Purchaser, dated as of such Closing Date, to the effect set forth in Section 6(e), and (iv) a letter of Ernst & Young LLP, independent accountants for the Company, dated as of such Closing Date, to the effect set forth in Section 6(f).

     (d) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

     If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement and any Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement shall not be reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing

     8. Right of Person Who Agreed to Purchase to Refuse to Purchase. The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by the Agents, shall have the right to refuse to purchase such Note if, at the Closing Date therefor, any condition set forth in
Section 6(a) and (b) shall not be satisfied.

     9. Indemnification. (a) The Company will indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company will not be liable to the extent that such loss, claim, damage or liability arises from the sale of Notes by the Company as a result of a solicitation by you and is based upon an untrue statement or omission or alleged untrue statement or omission (i) made in reliance upon and in conformity with information relating to you furnished in writing to the Company by you expressly for use in the document or (ii) in a preliminary prospectus if the Prospectus, as amended or supplemented as of the time of the confirmation of the sale to such person, corrected the untrue statement or omission or alleged untrue statement or omission which is the basis of the loss, claim, damage or liability for which indemnification is sought and a copy of the Prospectus, as so amended (but excluding any documents incorporated therein by reference), was not sent or given to such person at or before the confirmation of the sale to such person in any case where such delivery is required by the Securities Act, unless such failure to deliver the Prospectus, as so amended, was a result of noncompliance by the Company with Section 5(d). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

     (b) Each of you, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each of you, but only insofar as losses, claims, damages or liabilities arise from the sale of Notes by the Company to any person as a result of a solicitation by each of you and are based upon any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information relating to each of you furnished in writing to the Company by each of you expressly for use in the document. This indemnity agreement will be in addition to any liability that you might otherwise have.

     (c) Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission to so notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 9. If any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel who shall be reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or in addition to those available to the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of such counsel will be at the expense of the indemnifying party or parties and all such fees and expenses will be reimbursed promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent or, in connection with any proceeding or related proceedings in the same jurisdiction, for the fees and expenses of more than one separate counsel for all indemnified parties.

     10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 9 is applicable in accordance with its terms but for any reason is held by a tribunal to be unavailable from the Company or you, the Company and you will contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action or any claims asserted, but after deducting any contribution received by the Company from persons other than you, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company and you may be subject in such proportion so that you are responsible for that portion represented by the percentage that the aggregate commissions received by you pursuant to Section 1 bears to the aggregate principal amount of Notes sold by the Company and the Company is responsible for the balance; provided that (i) you will not be responsible for any amount in excess of the aggregate commissions received by you pursuant to Section 1 and
(ii) no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 10. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10, notify such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this Section 10. No party will be liable for contribution with respect to any action or claim settled without its written consent.

     11. Termination. (a) Upon three days written notice, this Agreement may be terminated for any reason at any time by the Company as to any or all of you, or may be terminated for any reason at any time by any or all of you as to those of you giving such notice. In the event of any such termination, no party giving such notice shall have any liability to the other party or parties hereto, except as provided in Sections 1(e), 5(h), 9, 10 and 12.

     (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for Notes to be purchased thereunder, if prior to such time (1) trading in any securities of the Company is suspended by the Commission, by an exchange that lists such securities of the Company, or by the National Association of Securities Dealers Automated Quotation National Market System,
(2) additional material governmental restrictions, not in force on the date of this Agreement, have been imposed upon trading in securities generally or minimum or maximum prices have been generally established on the New York Stock Exchange or on the American Stock Exchange, or trading in securities generally has been suspended on any such Exchange or a general banking moratorium has been established by Federal or New York authorities, or (3) any outbreak or material escalation of hostilities or other calamity or crisis occurs the effect of which is such as to make it impracticable to market such Notes.

     12. Miscellaneous. The reimbursement, indemnification and contribution agreements in Sections 1(e), 5(h), 9, 10 and 11 and the representations and other agreements of the Company and you in this Agreement will remain in full force and effect until the sixth anniversary of the date of termination of this Agreement as to any party regardless of any termination of this Agreement or any investigation made by or on behalf of you, the Company or any controlling person and will survive delivery of and payment for the Notes.

     This Agreement is for the benefit of you and the Company and their respective successors and, to the extent expressed in this Agreement, for the benefit of persons controlling you or the Company, and directors and officers of the Company, and their respective successors, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

     All notices and communications under this Agreement will be in writing, effective only on receipt and mailed or delivered, by messenger, facsimile transmission or otherwise, addressed to the parties as follows: if to the Agents or the Purchaser, to Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, attention of Helena M. Wilner, Salomon Smith Barney Inc., Seven World Trade Center, New York, New York 10048,

Attention of Martha D. Bailey, and Chase Securities Inc., 270 Park Avenue, 8th floor, New York, N.Y. 10017, attention: Medium-Term Note Department, and if to the Company, to Ashland Inc., 1000 Ashland Drive, Russell, Kentucky 41169, attention of the Treasurer, except that legal notices will be sent to the attention of the General Counsel.

     This Agreement may be signed in multiple counterparts that taken as a whole constitute one agreement.

     This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     Please confirm that the foregoing correctly sets forth the agreement between us.

                                       Very truly yours,

                                       ASHLAND INC.

                                       By:
                                          Title:

Confirmed:

CREDIT SUISSE FIRST BOSTON CORPORATION

By ____________________________
      Title:

SALOMON SMITH BARNEY INC.

By ____________________________
      Title:

CHASE SECURITIES INC.

By ____________________________
      Title:

                                                                         ANNEX A

                   MEDIUM-TERM NOTE ADMINISTRATIVE PROCEDURES
                                JANUARY __, 1999

     The Medium-Term Notes, Series H, due Nine Months or More from their issue date (the "Notes") are to be offered on a continuing basis by Ashland Inc. (the "Company"). Credit Suisse First Boston Corporation, Salomon Smith Barney Inc. and Chase Securities Inc., as agents (individually, an "Agent" and collectively, the "Agents"), have each agreed to use reasonable efforts to solicit offers to purchase the Notes. None of the Agents will be obligated to purchase Notes for their own accounts. The Notes are being sold pursuant to a Distribution Agreement, dated January __, 1999 (the "Distribution Agreement"), among the Company and the Agents, and will be issued pursuant to an Indenture, dated as of August 15, 1989, as amended and restated as of August 15, 1990 (the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee"). The Notes will rank equally with all other unsecured and unsubordinated indebtedness of the Company and will have been registered with the Securities and Exchange Commission (the "Commission"). The Notes may be denominated in U.S. dollars, or in such foreign currencies or currency units as may be designated by the Company. The Notes are to be offered in an aggregate principal amount of up to U.S.$220,000,000 (or the equivalent thereof if any of the Notes is denominated in foreign currency or currency units).

     Administrative and record-keeping responsibilities will be handled for the Company by its Treasury and Finance Department. The Company will advise the Agents in writing of those persons handling administrative responsibilities with whom the Agents are to communicate regarding offers to purchase Notes and the details of their delivery. Administrative procedures and certain terms of the offering are explained below. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Distribution Agreement, the Prospectus or the Indenture.

                          CERTAIN TERMS OF THE OFFERING

     Notes will be issued only in fully registered form and will be represented by either a global certificate (a "Global Certificate") delivered to Citibank, N.A., as custodian for The Depository Trust Company (the "Depositary"), with ownership of beneficial interests in such Global Certificates recorded in the book-entry system maintained by the Depositary (a "Book-Entry Note") or a certificate (a "Definitive Certificate") delivered to a person designated by an Agent.

     Citibank, N.A., in addition to acting as Trustee, will act as Exchange Rate Agent, Paying Agent, Calculation Agent and Security Registrar for the Company, in each case, under the Indenture (in any of the foregoing capacities, as applicable, "Citibank").

     Part I contains provisions common to Book-Entry and Certificated Notes.
Part II contains provisions specific to Certificated Notes and Part III contains provisions specific to Book-Entry Notes. To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture or the Distribution Agreement, the terms and provisions of the Notes, the Indenture and the Distribution Agreement shall prevail. Unless otherwise defined herein, terms defined in the Indenture or the Notes shall be used herein as therein defined.

                                 PART I: GENERAL

PRICE TO PUBLIC

     Each Note will be issued at or above par.

DENOMINATIONS

     The minimum denomination of the Notes will be $1,000 and in denominations of integral multiples of $1,000 in excess thereof.

ISSUE DATE

     Each Note will be dated the date of its authentication. Each Note will also bear an original issue date (the "Issue Date") which, with respect to any Note (or portion thereof), shall mean the date of its original issuance and shall be specified therein. The Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of a Note, regardless of their dates of authentication.

MATURITIES

     Each Note will mature on a Business Day, selected by the purchaser and agreed to by the Company, which will be at least nine months after the Issue Date. Each Floating Rate Note (as defined below) will mature on an Interest Payment Date (as defined below) for such Note.

INTEREST PAYMENT

     Each interest bearing Note will bear interest from and including its Issue Date, or in the case of Notes issued upon transfer or exchange, from the most recent Interest Payment Date to which interest has been paid or provided for, to but excluding the relevant Interest Payment Date or the maturity date of such Note. Interest payments, if any, will be the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for, or from and including the date of issue, if no interest has been paid with respect to such Note, to but excluding the applicable Interest Payment Date. However, in the case of Floating Rate Notes on which the interest rate is reset daily or weekly, the interest payments (other than payments on any date on which principal is payable) will include interest accrued from but excluding the second preceding Regular Record Date, or from and including the date of issue, if no interest has been paid with respect to such Note, through and including the Regular Record Date next preceding the applicable Interest Payment Date, except that interest paid at Maturity will include interest accrued to but excluding such date. Each Note will bear interest (i) in the case of Notes bearing interest at a Fixed Rate (the "Fixed Rate Notes"), at the annual rate stated on the face thereof, payable semi-annually in arrears on February 15 and August 15 unless otherwise specified in the related pricing supplement to the Prospectus Supplement (the "Pricing Supplement") (each an "Interest Payment Date" with respect to such Fixed Rate
Note) and at maturity and (ii) in the case of Notes bearing interest at a rate or rates determined by reference to an interest rate formula (the "Floating Rate Notes"), at a rate determined pursuant to the formula stated on the face thereof, payable in arrears on such dates as are specified therein and in the Pricing Supplement (each such date an "Interest Payment Date" with respect to such Floating Rate Note). In addition, a Floating Rate Note may bear interest at the lowest or highest or average of two or more interest rate formulae. Interest (including payments for partial periods) will be calculated and paid (a) in the case of Fixed Rate Notes, on the basis of a 360-day year of twelve 30-day months, (b) in the case of Floating Rate Notes whose interest formula is based on the Treasury Rate or the Prime Rate, on the basis of the actual number of days in the year divided by 365 or 366, as the case may be, and (c) in the case of Floating Rate Notes whose interest formula is based on the Commercial Paper Rate, the LIBOR Rate, the Federal Funds Rate, or on the CD Rate, on the basis of the actual number of days in the year divided by 360. Interest will be payable
(a) in the case of Fixed Rate Notes, to the person in whose name the Note is registered at the close of business on the February 1 or August 1 (the Regular Record Dates with respect to Fixed Rate Notes) next preceding the Interest Payment Date, unless otherwise specified in the Pricing Supplement, and (b) in the case of Floating Rate Notes, to the person in whose name the Note is registered at the close of business on the dates established on the Issue Date and set forth in each such Note and in the applicable Pricing Supplement (the Regular Record Dates with respect to Floating Rate Notes); provided, however, that interest payable on a maturity date will be payable to the person to whom principal shall be payable. Unless otherwise set forth in the applicable Prospectus Supplement, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date. With respect to Fixed Rate Notes, each payment of interest shall include interest accrued to but excluding the date of such payment. For special provisions relating to Floating Rate Notes, see the section entitled "Description of the Notes" in the Prospectus Supplement relating to the Notes, dated January __, 1999, attached hereto and hereinafter referred to as the "Prospectus Supplement". Except in the case of Book-Entry Notes, all interest payments (excluding interest payments made at maturity) will be made by check mailed to the person entitled thereto as provided above. All interest payments on any Book-Entry Note will be made to the Depositary, or its nominee, as Noteholder thereof, in accordance with arrangements then in effect between the Trustee and the Depositary.

TRUSTEE AND CITIBANK NOT TO RISK FUNDS

     Nothing herein shall be deemed to require the Trustee or Citibank to risk or expend its own funds in connection with any payment to the Company, or the Agents, or the Depositary, or any Noteholder, it being understood by all parties that payments made by the Trustee or Citibank to either the Company, or the Agents, or the Depositary, or any Noteholder shall be made only to the extent that funds are provided to the Trustee for such purpose.

ADVERTISING COSTS

     The Company will determine with the Agents the amount of advertising that may be appropriate in offering the Notes. Advertising expenses approved in advance by the Company will be paid by the Company.

BUSINESS DAY

     "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York, (b) if the Note is denominated in a Specified Currency other than the euro or United States dollars, not a day on which banking institutions are authorized or required by law or regulation to close in the principal financial center of the country of the Specified Currency, (c) if the Note is denominated in euro, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open, and (d) with respect to LIBOR Notes, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

PROCEDURES FOR ESTABLISHING THE TERMS OF THE NOTES

     The Company and the Agents will discuss from time to time the Issue Date, maturity date, interest rates, and other provisions of the Notes that may be sold as a result of the solicitation of offers by the Agents. If the Company decides to post rates and a decision has been reached to change interest rates, the Company will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and the Company will establish rates to be so "posted". Following establishment of posted rates and prior to the filing or mailing described in the following sentence, the Agents may only record indications of interest in purchasing Notes at the posted rates. If the Company accepts an offer at the posted rates, it will prepare a Pricing Supplement reflecting the terms of such offer and will arrange to have such Pricing Supplement electronically filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and Rule 101(a) of Regulation S-T, and will supply at least 10 copies of the Pricing Supplement to the Agent who presented such offer (the "Presenting Agent"). No settlements may occur prior to such mailing or filing and the Agents will not, prior to such mailing or filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. The Company will not offer Notes denominated in a foreign currency unless it has received confirmation from the Trustee that the Trustee will be able to perform its duties in respect of such Notes, and that the Trustee has had sufficient time to make the necessary arrangements.

     Outdated Pricing Supplements and copies of the Prospectus to which they are attached (other than those retained for files) will be destroyed.

SUSPENSION OF SOLICITATION; AMENDMENT OR SUPPLEMENT

     As provided in the Distribution Agreement, the Company may suspend solicitation of purchases at any time and, upon receipt of at least one Business Day's prior notice from the Company, the Agents will each forthwith suspend solicitation until such time as the Company has advised them that solicitation of purchases may be resumed.

     If the Agents receive the notice from the Company contemplated by Section 5(b) of the Distribution Agreement, they will promptly suspend solicitation and will only resume solicitation as provided in the Distribution Agreement. If the Company decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise each Agent and will furnish each Agent with the proposed amendment or supplement in accordance with the terms of the Distribution Agreement. The Company will promptly file or mail to the Commission for filing such amendment or supplement, provide the Agents with copies of any such amendment or supplement, confirm to the Agents that such amendment or supplement has been filed with the Commission and advise the Agents that solicitation may be resumed.

     Any such suspension shall not affect the Company's obligations under the Distribution Agreement; and in the event that at the time the Company suspends solicitation of purchases there shall be any offers already accepted by the Company outstanding for settlement, the Company will have the sole responsibility for fulfilling such obligations. The Company will in addition promptly advise the Agents and the Trustee if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

ACCEPTANCE OF OFFERS

     Each Agent will promptly advise the Company, orally or in writing, of each reasonable offer to purchase Notes received by it, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, without notice to the Company, reject any offer received by it, in whole or in part. The Company will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Company rejects an offer, the Company will promptly notify the Agent involved.

DELIVERY OF PROSPECTUS

     A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof (except as provided below) must be delivered to a purchaser prior to or together with the earlier of the delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser. The Company shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate pricing supplements) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Company and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

DETERMINATION OF SETTLEMENT DATE

     All offers accepted by the Company will be settled no later than the third Business Day next succeeding the date of acceptance unless otherwise agreed by any purchaser and the Company. The settlement date shall be specified upon receipt of an offer.

                           PART II: CERTIFICATED NOTES

SETTLEMENT DATE

     The Company will instruct, by telecopy or other acceptable means, the Trustee to authenticate and deliver the Notes no later than 2:15 P.M., New York City time, on the settlement date. Such instructions will be given by the Company no later than 3:00 P.M., New York City time, on the Business Day prior to the settlement date unless the settlement date is the date of acceptance by the Company of the offer to purchase the Notes, in which case such instructions will be given by the Company by 10:00 A.M., New York City time.

DETAILS FOR SETTLEMENT

     For each offer accepted by the Company, the Presenting Agent shall communicate to the Company's Treasury and Finance Department by telephone, facsimile transmission or other acceptable means the following information (the "Purchase Information"):

     1. Exact name in which the Note or Notes are to be registered ("registered owner").

     2. Exact address of registered owner and, if different, the address for payment of principal and interest.

     3. Taxpayer identification number of registered owner.

     4. Principal amount of each Note in authorized denominations to be delivered to registered owner.

     5. Currency or currency unit of such principal amount.

     6. The issue price, interest rate, if fixed or, if floating, the initial interest rate, the interest rate basis, the spread or spread multiplier, the maximum or minimum interest rates, if any, the index maturity, the Interest Reset Dates and the

Interest Payment Dates (as such terms are defined in the Prospectus Supplement) of each Note, and all other items necessary to complete each Note.

     7. Maturity date.

     8. Issue date.

     9. Settlement date.

     10. Presenting Agent's commission (to be paid by the Company upon settlement).

     11. Terms of redemption and Redemption Date, if any.

     12. Net proceeds to the Company.

     The Issue Date of, and the settlement date for, Notes will be the same. Before accepting any offer to purchase Notes to be settled in less than three Business Days, the Company shall verify that the Trustee will have adequate time to prepare and authenticate the Notes.

     After receiving the details for each offer from the Presenting Agent, the Company will, after recording the details and any necessary calculations, communicate the Purchase Information by facsimile transmission or other acceptable means, to the Trustee. The Company will identify in writing to the Trustee officers of the Company who are authorized to provide such details for each such offer to the Trustee.

SETTLEMENT; NOTE DELIVERIES AND CASH PAYMENT

     Upon the receipt of appropriate documentation and instructions from the Company, the Trustee will cause the Notes to be prepared and authenticated.

     The Trustee will deliver the Notes, in accordance with instructions from the Company, to the Presenting Agent, as the Company's agent, for the benefit of the purchaser. The Presenting Agent shall make payment in immediately available funds directly to the account of the Company in an amount equal to the face amount of the Notes.

     The Presenting Agent, as the Company's agent, will deliver the Notes (with the written confirmation provided for above) to the purchaser thereof against payment by such purchaser in immediately available funds. Delivery of any confirmation or Note will be made in compliance with "Delivery of Prospectus" above.

FAILS

     In the event that a purchaser shall fail to accept delivery of and make payment for a Note on the settlement date, the Presenting Agent will notify the Trustee and the Company, by telephone or other acceptable means. If the Note has been delivered to the Presenting Agent, as the Company's agent, the Presenting Agent shall return such Note to the Trustee. If funds have been advanced for the purchase of such Note, the Trustee will, immediately upon receipt of such Note, confirm receipt to the Company and the Company shall refund the payment previously made by the Presenting Agent in immediately available funds. Such payments will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If such fail shall have occurred for any reason other than the failure of the Presenting Agent to provide the Purchase Information to the Company or to provide a confirmation to the purchaser, the Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

     Immediately upon receipt of the Note in respect of which the fail occurred, the Trustee will cause the Security Registrar to make appropriate entries to reflect the fact that the Note was never issued and will destroy the Note.

PAYMENT OF INTEREST

     On the fifth Business Day immediately preceding each Interest Payment Date, the Trustee will furnish the Company with the total amount of the interest payments to be paid on the Certificated Notes on such Interest Payment Date. The Trustee will provide monthly to the Company's Treasury and Finance Department a list of the principal and interest to be paid on Certificated Notes maturing in the next succeeding month, to the extent then known. The Trustee will assume responsibility for withholding taxes on interest paid as required by law.

MATURITY

     Upon presentation of each Certificated Note at maturity the Trustee (or any duly appointed Paying Agent) will pay the principal amount thereof, together with accrued interest due at maturity out of immediately available funds provided by the Company. Such payment shall be made in immediately available funds to the holder of the Note, provided that the Note is presented to the Trustee (or any such Paying Agent) in time for the Trustee (or such Paying Agent) to make payments in such funds in accordance with its normal procedures. The Company will provide the Trustee (and any such Paying Agent) with funds available for immediate use for such purpose. Notes presented at maturity will be canceled by the Trustee as provided in the Indenture.

AUTHENTICITY OF SIGNATURES

     The Company will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but the Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

                            PART III: BOOK-ENTRY NOTES

     An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note. In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by the Depositary, Citibank will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations (the "Letter of Representations") from the Company and Citibank to the Depositary and a Medium-Term Note Certificate Agreement (the "Certificate Agreement") between Citibank and the Depositary, and its obligations as a participant in the Depositary, including the Depositary's Same-Day Funds Settlement system ("SDFS").

ISSUANCE

     On any date of settlement (as defined under "settlement" below) for one or more Book-Entry Notes, the Company will issue a Global Certificate or Certificates in fully registered form without coupons representing in each case not in excess of $200,000,000 principal amount of all of such Book-Entry Notes that have the same interest rate, Stated Maturity and terms. Each Global Certificate will be dated and issued as of the date of its authentication by Citibank as Trustee. No Global Certificate will represent any Certificated Note.

IDENTIFICATION NUMBERS

     The Company will arrange, on or prior to the commencement of a program for the offering of Book-Entry Notes, with the CUSIP Service Bureau of Standard & Poor's (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), consisting of approximately 900 CUSIP numbers relating to Global Certificates representing the Book-Entry Notes. The Company will obtain from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and will deliver such list to Citibank and the Depositary. Citibank will assign CUSIP numbers to Global Certificates as described below under Settlement Procedure "B". The Depositary will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Certificates. Citibank will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Certificates, and if it deems it necessary, the Company will reserve additional CUSIP numbers for assignment to Global Certificates representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list thereof to Citibank and the Depositary.

REGISTRATION

     Each Global Certificate will be registered in the name of Cede & Co., as nominee for the Depositary, on the Securities Register maintained under the Indenture governing such Global Certificate. The beneficial owner of a Book-Entry Note (or one or more indirect participants in the Depositary designated by such owner) will designate one or more participants in the Depositary (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by the Depositary, and the Depositary will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in the Depositary. So long as Cede & Co. is the registered owner of a Global Certificate, the Depositary will be considered the sole owner and holder of the Book-Entry Notes represented by such Global Certificate for all purposes under the Indenture.

TRANSFERS

     Transfers of a Book-Entry Note will be accomplished by book entries made by the Depositary and, in turn, by Participants (and in certain cases, one or more indirect participants in the Depositary) acting on behalf of beneficial transferors and transferees of such Note.

CONSOLIDATION AND EXCHANGE

     Citibank may deliver to the Depositary and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global Certificates that represent Book-Entry Notes having the same interest rate, Stated Maturity and tenor and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Certificates shall be exchanged for a single replacement Global Certificate and
(iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global

Certificate. Upon receipt of such a notice, the Depositary will send to its participants (including Citibank) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, Citibank will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Certificates to be exchanged will no longer be valid. On the specified exchange date, Citibank will exchange such Global Certificates for a single Global Certificate bearing the new CUSIP number and new Issue Date, which shall be the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Certificates, and the CUSIP numbers of the exchanged Global Certificates will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Certificates to be exchanged exceed $200,000,000 in aggregate principal amount, one Global Certificate will be authenticated and issued to represent each $200,000,000 of principal amount of the exchanged Global Certificates and an additional Global Certificate will be authenticated and issued to represent any remaining principal amount of such Global Certificates (see "Denominations" below).

DENOMINATIONS

     Book-Entry Notes will be issued in principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Certificates will be denominated in principal amounts not in excess of $200,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Global Certificate, then one Global Certificate will be issued to represent $200,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Certificate will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Certificates representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

INTEREST

     Standard & Poor's will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's.

PAYMENTS OF PRINCIPAL AND INTEREST

     Payments of Interest Only. Promptly after each Regular Record Date, Citibank will deliver to the Company and the Depositary a written notice specifying by CUSIP number the amount of interest to be paid on each Global Certificate on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. The Depositary will confirm the amount payable on each Global Certificate on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's. The Company will pay to Citibank, as Paying Agent, the total amount of interest due on such Interest Payment Date (other than at Maturity), and Citibank will pay such amount to the Depositary at the times and in the manner set forth below under "Manner of Payment".

     Payments at Maturity. On or about the first Business Day of each month, Citibank will deliver to the Company, the Depositary and the Trustee a written list of principal and interest to be paid on each Global Certificate maturing in the following month. The Company, Citibank and the Depositary will confirm the amounts of such principal and interest payments with respect to each such Global Certificate on or about the fifth Business Day preceding the Maturity of such Global Certificate. The Company will pay to Citibank as the Paying Agent, the principal amount of such Global Certificate, together with interest due at such Maturity and Citibank will pay such amount to the Depositary at the times and in the manner set forth below under "Manner of Payment".

     Promptly after payment to the Depositary of the principal and interest due at the Maturity of such Global Certificate, Citibank will cancel such Global Certificate and deliver it to the Company. Citibank will from time to time, on request by the Trustee, deliver to the Trustee a written statement indicating the total principal amount of outstanding Global Certificates for which it serves as Trustee as of the immediately preceding Business Day.

     Manner of Payment. The total amount of any principal and/or interest due on Global Certificates on any Interest Payment Date or at Maturity shall be paid by the Company to Citibank in funds available for use by Citibank as of 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Certificates by instructing Citibank to withdraw funds from an account maintained by the Company at Citibank, N.A. The Company will confirm such instruction in writing to Citibank. Citibank will forward to the Company an appropriate debit advice. Prior to 10:00 A.M. (New York City time) on such date or as soon as possible thereafter, Citibank will make such payments to the Depositary in same day funds in accordance with the payment provisions contained in the Letter of Representations. The Depositary will allocate such payments to its Participants in accordance with its existing operating procedures. NONE OF THE COMPANY, THE TRUSTEE NOR CITIBANK SHALL HAVE

ANY RESPONSIBILITY OR LIABILITY FOR THE PAYMENT BY THE DEPOSITARY TO SUCH PARTICIPANTS OF THE PRINCIPAL OF AND INTEREST ON THE BOOK-ENTRY NOTES.

     Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in the Depositary or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

SETTLEMENT

     The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Certificate representing such Note shall constitute "settlement" with respect to such Book-Entry Note. All orders accepted by the Company will be settled on the next Business Day pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on a later date.

SETTLEMENT PROCEDURES

     Settlement Procedures with regard to each Global Certificate sold by the Company through an Agent, as agent, shall be as follows:

     A. Such Agent will advise the Company by telephone of the Purchase Information with respect to each Book-Entry Note which will be represented by the Global Certificate which is to be issued.

     B. The Company will advise Citibank writing or electronic transmission of the information set forth in Settlement Procedure "A" above and the name of such Agent. Each such communication by the Company shall constitute a representation and warranty by the Company to Citibank, the Trustee and each Agent that (i) such Global Certificate is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Global Certificate will conform with the terms of the Indenture pursuant to which such Global Certificate is issued and (iii) upon authentication and delivery of such Global Certificate, the aggregate principle amount of all Notes issued will not exceed $200,000,000 (except for Book-Entry Notes represented by Global Certificates authenticated and delivered in exchange for or in lieu of Global Certificates pursuant to Section 304, 305, 306 or 906 of the Indenture and except for Certificated Notes authenticated and delivered upon registration of, transfer of, in exchange for, or in lieu of Certificated Notes pursuant to any such Section).

     C. Citibank will assign a CUSIP number to such Global Certificate and advise the Company by telephone of such CUSIP number. Citibank will enter a pending deposit message through the Depositary's Participant Terminal System, providing the following settlement information to the Depositary (which will provide such information to Standard & Poor's), such Agent, and, upon request, the Trustee under the Indenture pursuant to which each Book-Entry Note which is represented by the Global Certificate which is to be issued:

     1. The information set forth in Settlement Procedure "A".

     2. Initial Interest Payment Date for such Book-Entry Note, number of days by which such date succeeds the related Regular Record Date (which, in the case of Floating Rate Notes which reset daily or weekly, shall be the date 5 calendar days immediately preceding the applicable Interest Payment Date, and in the case of all other Notes shall be the Regular Record Date as defined in the Note) and amount of interest payable on such Interest Payment Date.

     3. CUSIP number of the Global Certificate representing such Book-Entry
Note.

     4. Whether such Global Certificate will represent any other Book-Entry Note (to the extent known at such time).

     D. The Trustee will complete the first page of the preprinted note, the form of which was previously approved by the Company, the Agents and the Trustee.

     E. The Trustee will authenticate the Global Certificate.

     F. The Depositary will credit each Book-Entry Note represented by the Global Certificate to be issued to Citibank's participant account at the Depositary.

     G. Citibank will enter an SDFS deliver order through the Depositary's Participant Terminal System, with respect to each Book-Entry Note represented by the Global Certificate to be issued, instructing the Depositary to (i) debit such Book-Entry Note to Citibank's participant account and credit such Book-Entry Note to such Agent's participant account and (ii) debit such Agent's settlement account and credit Citibank's settlement account for an amount equal to the price of such Book-Entry Note less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by Citibank to the Depositary that (i) the Global Certificate representing such Book-Entry Note has been issued and authenticated and (ii) Citibank is holding such Global Certificate pursuant to the Certificate Agreement.

     H. The Agent will enter an SDFS deliver order through the Depositary's Participant Terminal System, with respect to each Book-Entry Note represented by the Global Certificate to be issued, instructing the Depositary (i) to debit such Book-Entry Note to such Agent's participant account and credit such Book-Entry Note to the participant account of the Participant with respect to such Book-Entry Note and (ii) to debit the settlement account of such Participant and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Note.

     I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS Paying Agent Operating Procedures (as defined in the Letter of Representations) in effect on the settlement date.

     J. Citibank will credit to an account of the Company maintained at Citibank, N.A., funds available for immediate use in the amount transferred to Citibank in accordance with Settlement Procedure "G".

     K. Citibank, N.A., as custodian for the Depositary, will hold the Global Certificate pursuant to the Certificate Agreement. Periodically, Citibank will send to the Company a statement setting forth the principal amount of Book-Entry Notes and Global Certificates outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised Citibank but which have not yet been settled.

     L. Such Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Notes with or prior to any written offer of Notes and the confirmation and payment by the purchaser of the Note.

     Such Agent will confirm the purchase of each Book-Entry Note to the purchaser either by transmitting to the Participant with respect to such Book-Entry Note a confirmation order or orders through the Depositary's institutional delivery system or by mailing a written confirmation to such purchaser.

SETTLEMENT PROCEDURES TIMETABLE

     For orders of Book-Entry Notes solicited by an Agent, as agent, and accepted by the Company for settlement on the first Business Day after the sale date, Settlement Procedures "A" through "L" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                SETTLEMENT    TIME
                PROCEDURE
                A-B           11:00 A.M. on the sale date

                C             2:00 P.M. on the sale date

                D             3:00 P.M. on day before settlement date

                E             9:00 A.M. on settlement date

                F             10:00 A.M. on settlement date

                G-H           2:00 P.M. on settlement date

                I             4:45 P.M. on settlement date

                J-L           5:00 P.M. on settlement date

     If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 2:00 P.M., as the case may be, on the first Business Day after the sale date. In connection with a sale which is to be settled more than one Business Day after the sale date, if the initial interest rate for a Floating Rate Note is not known at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rates have been determined, but no later than 11:00 a.m. and 2:00 p.m., respectively, on the second Business Day before the Settlement Date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

     If settlement of a Note is rescheduled or canceled, Citibank will deliver to the Depositary, through the Depositary's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled settlement date.

FAILURE TO SETTLE

     Prior to Citibank's entry of an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "G", Citibank, upon written request of the Company, shall deliver through the Depositary's Participant Terminal System, as soon as practicable, but not later than 2:00 p.m. on any Business Day, a withdrawal message instructing the Depositary to debit such Book-Entry Note to Citibank's participant account. The Depositary will process the withdrawal message, provided that Citibank's participant account contains a principal amount of the Global Certificate representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Certificate, Citibank will mark such Global Certificate "Canceled", make appropriate entries in Citibank's records and send such canceled Global Certificate to the Company. The CUSIP number assigned to such Global Certificate shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Certificate, Citibank will exchange such Global Certificate for two Global Certificates, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Certificate and shall bear the CUSIP number of the surrendered Global Certificate.

     If the purchase price for any Book-Entry Note is not timely paid to the Participant with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in the Depositary, acting on behalf of such purchaser), such Participant and, in turn, the Agent for such Note may enter a deliver order through the Depositary's Participant Terminal System debiting such Note to such Agent's participant account and crediting such Note free to the participant account of Citibank and shall notify Citibank and the Company thereof. Thereafter, Citibank (i) will immediately notify the Company thereof, once Citibank has confirmed that such Note has been credited to its participant account, and the Company shall immediately transfer by Fedwire (in immediately available funds) to such Agent an amount equal to the price of such Note which was previously transferred to the account of the Company maintained at Citibank, N.A. in accordance with Settlement Procedure and (ii) Citibank will deliver the withdrawal message and take the related actions described in the preceding paragraph. The Agent will not be entitled to any commission with respect to any Note which the purchaser does not accept and make payment for. Such debits and credits will be made on the Settlement Date, if possible, and in any event not later than 5:00 p.m. on the following Business Day. If such failure shall have occurred for any reason other than failure by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

     Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Certificate, Citibank will provide, in accordance with

Settlement Procedures "D" and "E", for the authentication and issuance of a Global Certificate representing the other Book-Entry Notes to have been represented by such Global Certificate and will make appropriate entries in its records.

                                                                         ANNEX B

                                   ASHLAND INC.

                                 Terms Agreement

                                                                 _________, 199_

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, N.Y. 10010-3629

Salomon Smith Barney Inc.
Seven World Trade Center
New York, N.Y. 10048

Chase Securities Inc.
270 Park Avenue
New York, N.Y. 10017

Ladies and Gentlemen:

     Ashland Inc. (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated January __, 1999 (the "Distribution Agreement"), between the Company on the one hand and Credit Suisse First Boston Corporation, Salomon Smith Barney Inc. and Chase Securities Inc. (the "Purchasers") on the other, to issue and sell to Credit Suisse First Boston Corporation, Salomon Smith Barney Inc. and Chase Securities Inc. the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as the agents of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 4 of the Distribution

Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to the Purchasers and the Purchasers agree to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us the counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

                                        ASHLAND INC.

                                        By
                                           Title:

Accepted:

[CREDIT SUISSE FIRST BOSTON CORPORATION

By _____________________________
      Title:]

[SALOMON SMITH BARNEY INC.

By _____________________________
      Title:]

[CHASE SECURITIES INC.

By _____________________________
      Title:]

SCHEDULE TO ANNEX B

Title of Purchased Securities:

     [__%] Medium-Term Notes

Aggregate Principal Amount:

     $_____________

[Price to Public:]

Purchase Price by [Name of Purchaser]:

     % of the principal amount of the Purchased Securities, plus accrued interest from to

Method of and Specified Funds for Payment of Purchase Price:

     [By certified or official bank check or checks, payable to the order of the Company, in [immediately available] funds]

     [By wire transfer to a bank account specified by the Company in [immediately available] funds]]

Time of Delivery:

Closing Location:

Maturity:

Interest Rate:
     [  %]

Interest Payment Dates:

[months and dates]

Other Provisions:

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

[(1)  The officers' certificate referred to in Section 6(c).]

[(2)  The opinions referred to in Section 6(d).]

[(3)  The opinion referred to in Section 6(e).]

[(4)  The accountants' letter referred to in Section 6(f).]

                                                                       ANNEX C-1

                   FORM OF OPINION OF THOMAS L. FEAZELL, ESQ.

                                                [DATE]

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, N.Y. 10010-3629

Salomon Smith Barney Inc.
Seven World Trade Center
New York, New York 10048

Chase Securities Inc.
270 Park Avenue
New York, N.Y. 10017

Ladies and Gentlemen:

     Re:  Distribution Agreement by and between
          Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., Chase Securities Inc., and Ashland Inc.

     I am Senior Vice President, General Counsel and Secretary of Ashland Inc., a Kentucky corporation ("Ashland"), and as such I have acted as counsel for Ashland in connection with the execution and delivery of a Distribution Agreement dated January __, 1999 (the "Distribution Agreement") between you and Ashland, providing for the issue and sale by Ashland of up to $220,000,000 aggregate principal amount of its Medium-Term Notes, Series H, Due Nine Months or More from Date of Issue (the "Notes"), to be issued pursuant to the Indenture dated as of August 15, 1989, as amended and restated as of August 15, 1990, (the "Indenture"), between Ashland and Citibank, N.A., as Trustee.

     In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purpose of this opinion, including (a) the Second Restated Articles of Incorporation of Ashland, as amended; (b) the By-laws of Ashland, as amended; (c) the Registration Statement on Form S-3 (File No. 333-______), (the "Registration Statement"), relating to $600,000,000 aggregate principal amount of securities of Ashland registered under the Securities Act of 1933, as amended (the "Act");
(d)

                                     C-1-1
the prospectus dated January __, 1999 included in the Registration Statement and the prospectus supplement dated January __, 1999 (such prospectus together with such prospectus supplement (including all material incorporated by reference therein) as supplemented or amended to the date hereof being hereinafter collectively called the "Final Prospectus"); (e) the Distribution Agreement; (f) the Indenture; (g) the form of the Notes; and (h) resolutions adopted by the Board of Directors of the Company on November 5, 1998.

     Based upon the foregoing, I am of the opinion that:

     (a) Ashland has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Kentucky with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus [, and is duly qualified to do business as a foreign corporation under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business except for any jurisdiction wherein failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of Ashland and its subsidiaries, taken as a whole.]/(1)/

     (b) Ashland's authorized equity capitalization is as set forth or incorporated by reference in the Final Prospectus.

     (c) The Indenture has been duly authorized, executed and delivered by Ashland, and constitutes a legal, valid and binding instrument enforceable against Ashland in accordance with its terms (subject to applicable bankruptcy, reorganization, fraudulent transfers, insolvency, moratorium or other laws relating to and affecting creditors' rights generally from time to time in effect). The enforceability of Ashland's obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (d) The Notes have been duly authorized and, when the terms of any Notes have been established in accordance with the Indenture and have been executed, authenticated, issued and delivered against payment therefor in accordance with the provisions of the Indenture, will constitute legal, valid and binding obligations of Ashland enforceable against Ashland in accordance with
___________
/(1)/ Language in brackets to be included only in opinion dated the date of the Distribution Agreement.

                                     C-1-2
their terms (subject to applicable bankruptcy, reorganization, fraudulent transfer, insolvency, moratorium or other laws relating to and affecting creditors' rights generally from time to time in effect) and will be entitled to the benefits of the Indenture. The enforceability of Ashland's obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (e) To the best knowledge of the undersigned (i) there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving Ashland or any of its subsidiaries, the probable outcome of which would have a material adverse effect on the financial condition of Ashland and its subsidiaries taken as a whole and which is not adequately disclosed in the Final Prospectus; (ii) there is no franchise, contract or other document of a character required to be described in the Registration Statement, as amended, or the Final Prospectus or to be filed as an exhibit to the Registration Statement, as amended, which is not described or filed as required; and (iii) the statements included or incorporated in the Registration Statement, as amended, and the Final Prospectus describing any legal proceedings or contracts or agreements relating to Ashland fairly summarize such matters in accordance with the rules under the Act.

     (f) The Registration Statement, as amended, has become effective under the Act; to the best knowledge of the undersigned, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued, no proceedings for that purpose have been instituted or threatened, and the undersigned has no reason to believe that any part of the Registration Statement, as amended, (other than the Form T-1 and the financial statements including the notes thereto and related schedules and other financial and statistical data included therein or incorporated therein by reference, as to which the undersigned expresses no opinion), when such part became effective or was incorporated by reference into such Registration Statement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Final Prospectus (other than the financial statements, including the notes thereto and related schedules and other financial and statistical data included therein or incorporated therein by reference, as to which the undersigned expresses no belief), includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (g) The Distribution Agreement has been duly authorized, executed and delivered by Ashland.

                                     C-1-3

     (h) To the best knowledge of the undersigned, no consent, approval, authorization or order of any court or governmental agency or body is required, insofar as the same may be applicable to Ashland, for the consummation of the transactions contemplated in the Distribution Agreement, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Notes.

     (i) Neither the issue and sale of the Notes, nor the consummation of any other of the transactions contemplated in the Distribution Agreement nor the fulfillment of the terms thereof will conflict with, result in a material breach of, or constitute a material default under the Second Restated Articles of Incorporation or By-laws of Ashland, each as amended, or the terms of any indenture or other agreement or instrument known to the undersigned and to which Ashland or any of its subsidiaries is a party or bound, or any order or regulation known to the undersigned to be applicable to Ashland or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Ashland or any of its subsidiaries.

     (j) No holders of securities of Ashland have rights to the registration of such securities under the Registration Statement.

     As to certain of the matters referred to in Paragraph (c), Paragraph (d), Paragraph (e), Paragraph (f) and Paragraph (h) in the foregoing opinion, I have relied upon the opinion or letter of Cravath, Swaine & Moore dated the date hereof, a copy of which opinion or letter is attached hereto and the undersigned believes that you and the undersigned are justified in relying on such opinion or letter.

     I am not a member of the bar of any states other than the Commonwealth of Kentucky and the State of West Virginia and, accordingly, do not purport to be an expert on matters of law outside of such jurisdictions. I have, however, reviewed such of the laws of other jurisdictions as I have deemed necessary and relevant regarding the matters referred to above which are governed by such law and have no reason to believe that the opinions stated herein are not correct.

                                        Very truly yours,

                                        Thomas L. Feazell

Attachment
                                     C-1-4

                                                                     ANNEX C-2-A
                               FORM OF OPINION OF
                            CRAVATH, SWAINE & MOORE

                                                                          [DATE]

                                  Ashland Inc.
                               Medium-Term Notes

Ladies and Gentlemen:

     We have acted as counsel for Ashland Inc., a Kentucky corporation (the "Company"), in connection with the execution and delivery of a Distribution Agreement dated January __, 1999 (the "Distribution Agreement"), between you and the Company, providing for the issue and sale by the Company of up to $220,000,000 aggregate principal amount of its Medium-Term Notes, Series H, Due Nine Months or More from Date of Issue (the "Notes"), to be issued pursuant to the Indenture dated as of August 15, 1989, as amended and restated as of August 15, 1990 (the "Indenture"), between the Company and Citibank, N.A., as Trustee.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including (a) the Second Restated Articles of Incorporation of the Company, as amended; (b) the By-laws of the Company, as amended; (c) the Registration Statement on Form S-3 (No. 333-______) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission"), relating to $600,000,000 aggregate principal amount of securities of the Company registered under the Securities Act of 1933, as amended (the "Act"); (d) the Prospectus dated January __, 1999, as supplemented by the Prospectus Supplement dated January __, 1999 (such Prospectus, including all material incorporated by reference therein, and Prospectus Supplement being hereinafter collectively called the "Final Prospectus"); (e) the Distribution Agreement; (f) the Indenture; (g) the form of the Notes; and (h) certain resolutions adopted by the Board of Directors of the Company on January __, 1999.

     Based on the foregoing, we are of opinion as follows:

     (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Kentucky, with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus.

                                    C-2-A-1

     (b) The Company's authorized equity capitalization is as set forth or incorporated by reference in the Final Prospectus and the Notes conform to the description thereof contained in the Final Prospectus.

     (c) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act of 1939, as amended, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, reorganization, fraudulent transfer, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect). The enforceability of the Company's obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (d) The Notes have been duly authorized and, when the terms of any Notes have been established in accordance with the Indenture and when such Notes have been executed, authenticated, issued and delivered against payment therefor in accordance with the provisions of the Indenture, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, reorganization, fraudulent transfer, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect) and will be entitled to the benefits of the Indenture. The enforceability of the Company's obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (e) The Distribution Agreement has been duly authorized, executed and delivered by the Company.

     (f) Neither the issue and sale of the Notes nor the consummation of any other of the transactions contemplated in the Distribution Agreement nor the fulfillment of the terms thereof will conflict with, result in a material breach of, or constitute a material default under, the Second Restated Articles of Incorporation or By-laws of the Company. (g) To the best of our knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required, insofar as the same may be applicable to the Company, for the consummation of the transactions contemplated in the Distribution Agreement except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Notes.

     We are admitted to the Bar of the State of New York and express no opinion as to the laws of any jurisdiction other than the State of New York and United States of America. To the extent that our opinions herein are based upon

                                    C-2-A-2
matters governed by the law of the Commonwealth of Kentucky, we have relied, with your approval, on the opinion dated today of Thomas L. Feazell, Esq., Senior Vice President, General Counsel and Secretary of the Company.

     Thomas L. Feazell, Esq. and Citibank, N.A., as Trustee, are each entitled to rely on this letter as fully as if this letter had been addressed to them directly.

                                       Very truly yours,

Credit Suisse First Boston Corporation
  Eleven Madison Avenue
  New York, N.Y. 10010-3629

Salomon Smith Barney Inc.
  Seven World Trade Center
  New York, NY 10048

 Chase Securities Inc.
  270 Park Avenue
  7th Floor
  New York, NY 10017

                                    C-2-A-3

                                                                     ANNEX C-2-B
                                                                          [date]

                                  Ashland Inc.
                               Medium-Term Notes

Ladies and Gentlemen:

     We have acted as counsel for Ashland Inc., a Kentucky corporation (the "Company"), in connection with the execution and delivery of a Distribution Agreement dated January __, 1999, between you and the Company, providing for the issue and sale by the Company of up to $220,000,000 aggregate principal amount of its Medium-Term Notes, Series H, Due Nine Months or More from Date of Issue, to be issued pursuant to the Indenture dated as of August 15, 1989, as amended and restated as of August 15, 1990, between the Company and Citibank, N.A, as Trustee.

     In that capacity, we participated in conferences with certain officers of, and with the accountants for, the Company concerning the preparation of (a) the Registration Statement on Form S-3 (Registration No. 333-______) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission"), for registration of $600,000,000 aggregate principal amount of securities of the Company under the Securities Act of 1933 (the "Securities Act"); and (b) the Prospectus dated January __, 1999, as supplemented by the Prospectus Supplement dated January __, 1999 (such Prospectus, including all material incorporated by reference therein, and Prospectus Supplement being hereinafter collectively called the "Final Prospectus"). Certain of the documents incorporated by reference in the Registration Statement and Final Prospectus were prepared and filed by the Company without our participation.

     Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement and the Final Prospectus, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement and Final Prospectus, except insofar as such statements relate to us. Subject to the foregoing, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that: (i) the Registration Statement, the Final Prospectus and each amendment or supplement thereto (except the financial statements and other accounting or financial data included therein, as to which we do not express any view) were not, as of their respective effective or issue dates, appropriately

                                    C-2-B-1
responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, or (ii) the Registration Statement, at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus or any amendment or supplement thereto, at the date hereof, include or included an untrue statement of a material fact or omit or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other accounting or financial data included therein, as to which we do not express any view).

     We are furnishing this letter to you, as Agents, solely for your benefit. This letter is not to be used, circulated, quoted or otherwise referred to for any other purposes.

     Thomas L. Feazell, Esq. and Citibank, N.A., as Trustee, are each entitled to rely on this letter as fully as if this letter had been addressed to them directly.

                                       Very truly yours,


Credit Suisse First Boston Corporation
   Eleven Madison Avenue
   New York, N.Y. 10010-3629

Salomon Smith Barney Inc.
   Seven World Trade Center
   New York, NY 10048

 Chase Securities Inc.
   270 Park Avenue
   7th Floor
   New York, NY 10017


                                    C-2-B-2

                                                                         ANNEX D
                          Accountants' Comfort Letter

     Upon execution of the Distribution Agreement and, to the extent provided in
Section 7 of the Distribution Agreement, at each Closing Date, (1) Ernst & Young LLP shall furnish to the Agents or Purchaser, as the case may be, a letter or letters (which may refer to letters previously delivered to the Agents or Purchaser, as the case may be), dated as of the date of the Distribution Agreement or such Closing Date, as the case may be, in form and substance satisfactory to the Agents or the Purchaser, as the case may be, confirming that they are independent accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder and stating in effect that:

     (i) in their opinion the consolidated financial statements audited by them and incorporated by reference in the Registration Statements and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations;

     (ii) on the basis of a reading of the latest available interim consolidated financial statements of the Company, carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

     (A) the unaudited consolidated financial statements, if any, included or incorporated in the Registration Statements and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act, or are not in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus, except for the accounting changes discussed in the notes thereto;

     (B) with respect to the period subsequent to the date of the most recent financial statements included or incorporated in the Registration Statements or Prospectus, (i) at the date of the latest available consolidated balance sheet read by such accountants or (ii) at a subsequent specified date not more than five days prior to the date of the letter, there was any decrease in the working capital (but only with respect to the date referred to in the foregoing clause
  (i)), any change in capital stock of the Company (except pursuant to existing stock option, bonus or other similar plans or conversion of debentures or preferred stock) or increase in long-term debt and debt due within one year, or decrease in the common stockholders' equity of the Company and its consolidated subsidiaries (except such changes, increases or decreases which the Prospectus (directly or by incorporation) discloses have occurred or may occur) as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statements and the Prospectus;

     (C) for the period from the closing date of the most recent consolidated balance sheet included or incorporated in the Registration Statements and the Prospectus to the closing date of the latest available consolidated income statement read by such accountants there were any decreases, as compared with the corresponding period in the previous year, in consolidated sales and operating revenues or consolidated net income except for changes or decreases which the Prospectus (directly or by incorporation) discloses have occurred or may occur, or which are described in such letter; or

     (D) unaudited pro forma consolidated condensed financial statements, if any, included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

     (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statements and the Prospectus and in
Exhibit 12 to the Registration Statements, including the information included or incorporated in Items 1, 6 and 7 of the Company's Annual Report on Form 10-K, incorporated in the Registration Statements and the Prospectus, and the information included in the "Management's Discussion and Analysis" included or incorporated in the Company's quarterly reports on Form 10-Q, incorporated in the Registration Statements and the Prospectus, agrees with the accounting records of the Company and its subsidiaries excluding any questions of legal interpretation; and

     (iv) they have made a review of any unaudited financial statements included in the Registration Statement in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their report or reports, if any, attached to such letter.

                                                                      SCHEDULE I
                                                                      ----------

                              Agent's Commissions
                              -------------------

                MATURITY OF NOTE                     COMMISSION
                ----------------                    (PERCENT OF
                                                  PRINCIPAL AMOUNT
                                                      OF NOTE)

             Maturity
             --------
    9 months to less than 12 months                     .125%

    12 months to less than 18 months                    .150

    18 months to less than 24 months                    .200

    24 months to less than 30 months                    .250

    30 months to less than 3 years                      .300

    3 years to less than 4 years                        .350

    4 years to less than 5 years                        .450

    5 years to less than 7 years                        .500

    7 years to less than 10 years                       .550

    10 years to less than 20 years                      .600

    20 years or more                                    .750